Exhibit 99.1

FOR IMMEDIATE RELEASE
Contacts: RF Industries Ltd. Peter Yin	MKR Investor Relations Todd Kehrli
SVP/Interim CFO (858) 549-6340 rfi@rfindustries.com	Analyst/Investor Contact (323) 468-2300 rfil@mkr-group.com

RF Industries Reports Results for Third Quarter of Fiscal 2020

SAN DIEGO, CA, September 10, 2020 – RF Industries, Ltd, (NASDAQ: RFIL), a national manufacturer and marketer of interconnect products and systems, today announced its financial results for the third quarter of fiscal 2020 ended July 31, 2020.

Third Quarter Fiscal 2020 Highlights and Operating Results:

●	Net sales of $9.5 million
●	Gross margins improved 400 basis points sequentially to 29%
●	Net loss was $(82,000), or $(0.01) per diluted share
●	Non-GAAP net income was $178,000, or $0.02 per diluted share
●	Adjusted EBITDA was $292,000
●	Cash and cash equivalents were $15.6 million

Robert Dawson, President and CEO of RF Industries, commented:

“Looking back on the quarter, we followed a very tough second quarter with an even tougher third quarter from a revenue perspective. May was the lowest sales month we’ve seen in over two years, reflecting the impact of extremely soft bookings and project delays in March and April due to the government mandated stay at home orders related to the pandemic. While the quarter began slowly, we then started to see a recovery with increased revenue in June and July and believe we will see a return to sequential revenue growth in the fourth quarter. At the same time, we have done a good job weathering through this period by controlling our expenses, improving our bottom line on lower revenue and increasing our margins by nearly four percentage points in the third quarter. While we are nowhere near back to normal, we believe we experienced the bottom in the third quarter and will see more consistent recovery going forward. Despite the impact on our revenue, we maintain a strong balance sheet and cash position, and with the strategic investments we have continued to make to maximize our growth opportunities, we believe we will emerge an even stronger company.”

Conference Call and Webcast

RF Industries will host a conference call and live webcast today at 1:30 p.m. Pacific Time (4:30 p.m. ET) to discuss its third quarter 2020 financial results. To access the conference call, dial 800-437-2398 (US and Canada) or 323-289-6576 (International). The conference ID is 6455460. In addition, a live and archived webcast of the conference call will be accessible on the investor relations section of the Company’s website at www.rfindustries.com. A phone replay of the conference call will also be available beginning approximately two hours after conclusion of the call and will remain available for two weeks. To access the phone replay, dial 844-512-2921 (US and Canada) or 412-317-6671 (International). The replay conference ID is 6455460.

About RF Industries

RF Industries designs and manufactures a broad range of interconnect products across diversified, growing markets including wireless/wireline telecom, data communications and industrial. The Company's products include RF connectors, coaxial cables, data cables, wire harnesses, fiber optic cables, custom cabling, energy-efficient cooling systems and integrated small cell enclosures. The Company is headquartered in San Diego, California with additional operations in Long Island, New York, Vista, California, Milford, Connecticut and North Kingstown, Rhode Island. Please visit the RF Industries website at www.rfindustries.com.

Forward-Looking Statements

This press release contains forward-looking statements with respect to future events, including the return of delayed project-based business and the Company’s long-term growth, which are subject to a number of factors that could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to: the duration and continuing impact of the coronavirus pandemic on the U.S. economy and the Company’s customers, changes in the telecommunications industry; the Company's reliance on certain distributors and customers for a significant portion of anticipated revenues; the impact of existing and additional future tariffs imposed by U.S and foreign nations; the Company's ability to execute on its new go-to-market strategies and channel models; its ability to expand its OEM relationships; its ability to continue to deliver newly designed and custom fiber optic and cabling products to principal customers; its ability to maintain strong margins and diversify its customer base; and its ability to address the changing needs of the market.  Further discussion of these and other potential risk factors may be found in the Company's public filings with the Securities and Exchange Commission (www.sec.gov) including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. All forward-looking statements are based upon information available to the Company on the date they are published and the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or new information after the date of this release.

Note Regarding Use of Non-GAAP Financial Measures

To supplement our condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted earnings before interest, taxes, depreciation, amortization (Adjusted EBITDA), non-GAAP net income and non-GAAP earnings per diluted share (non-GAAP EPS). We believe these financial measures provide useful information to investors with which to analyze our operating trends and performance.

In computing Adjusted EBITDA, non-GAAP net income, and non-GAAP EPS, we exclude stock-based compensation expense, which represents non-cash charges for the fair value of stock options and other non-cash awards granted to employees, acquisition related costs and expenses, and severance. For Adjusted EBITDA we also exclude depreciation, amortization, and provision for income taxes. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company's non-cash operating expenses, we believe that providing non-GAAP financial measures that exclude non-cash expense and non-recurring costs and expenses allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision-making and for evaluating our own core business operating results over different periods of time.

Our Adjusted EBITDA, non-GAAP net income, and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Our Adjusted EBITDA, non-GAAP Net income, and non-GAAP EPS are not measurements of financial performance under GAAP, and should not be considered as an alternative to operating or net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider these non-GAAP measures to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of specific adjustments to GAAP results is provided in the last two tables at the end of this press release.

# # #

(tables attached)

RF INDUSTRIES, LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED) (In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2020	2019	2020	2019

Net sales	$9,544	$15,511	$32,348	$39,784
Cost of sales	6,814	11,245	23,778	28,279

Gross profit	2,730	4,266	8,570	11,505

Operating expenses:
Engineering	429	381	1,553	1,033
Selling and general	2,521	2,609	7,423	7,048
Total operating expenses	2,950	2,990	8,976	8,081

Operating (loss) income	(220)	1,276	(406)	3,424

Other income	1	39	18	75

(Loss) income before provision (benefit) for income taxes	(219)	1,315	(388)	3,499
Provision (benefit) for income taxes	(137)	277	(148)	760

Net (loss) income	$(82)	$1,038	$(240)	$2,739

Net (loss) income per share - Basic	$(0.01)	$0.11	$(0.02)	$0.29
Net (loss) income per share - Diluted	$(0.01)	$0.11	$(0.02)	$0.28

Weighted average shares outstanding:
Basic	9,714,700	9,363,528	9,661,054	9,343,067
Diluted	9,714,700	9,872,899	9,661,054	9,849,889

RF INDUSTRIES, LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	Jul.31,	Oct. 31,
	2020	2019
	(unaudited)	(audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$15,628	$12,540
Trade accounts receivable, net	5,048	12,190
Inventories, net	9,247	8,245
Other current assets	1,245	685
TOTAL CURRENT ASSETS	31,168	33,660

Property and equipment, net	773	839
Right of use asset, net	1,659	-
Goodwill	2,697	1,340
Amortizable intangible assets, net	3,354	1,092
Non-amortizable intangible assets	1,174	657
Other assets	69	112
TOTAL ASSETS	$40,894	$37,700

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$1,221	$2,406
Accrued expenses	2,601	3,653
Current portion of PPP loan	1,234	-
Income Taxes Payable	-	21
Other current liabilities	952	-
TOTAL CURRENT LIABILITIES	6,008	6,080

Deferred tax liabilities	174	-
Operating lease liabilities	801	-
Long-term debt	1,554	-
Other long-term liabilities	558	87
TOTAL LIABILITIES	9,095	6,167

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common stock, authorized 20,000,000 shares of $0.01 par value; 9,771,517 and 9,462,267 shares issued and outstanding at July 31, 2020 and October 31, 2019, respectively	98	95
Additional paid-in capital	22,840	21,949
Retained earnings	8,861	9,489
TOTAL STOCKHOLDERS' EQUITY	31,799	31,533
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$40,894	$37,700

RF INDUSTRIES, LTD. AND SUBSIDIARIES
Unaudited Reconciliation of GAAP to non-GAAP Net (Loss) Income
(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2020	2019	2020	2019
Net (loss) income	$(82)	$1,038	$(240)	$2,739
Stock-based compensation expense	166	68	449	260
Acquisition-related costs	-	31	42	134
Severance	94		94
Non-GAAP net income	$178	$1,137	$345	$3,133

Non-GAAP net income per share:
Basic	$0.02	$0.12	$0.04	$0.34
Diluted	$0.02	$0.12	$0.03	$0.32

Weighted average shares outstanding
Basic	9,714,700	9,363,528	9,661,054	9,343,067
Diluted	9,889,011	9,872,899	9,883,758	9,849,889

RF INDUSTRIES, LTD. AND SUBSIDIARIES
Unaudited Reconciliation of Net (Loss) Income to Adjusted EBITDA
(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2020	2019	2020	2019
Net (loss) income	$(82)	$1,038	$(240)	$2,739
Stock-based compensation expense	166	68	449	260
Acquisition-related costs	-	31	42	134
Severance	94	-	94	-
Amortization expense	173	69	519	207
Depreciation expense	79	72	241	212
Other income	(1)	(39)	(18)	(75)
Provision (benefit) for income taxes	(137)	277	(148)	760
Adjusted EBITDA	$292	$1,516	$939	$4,237